UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT #1 TO FORM SB-2
ON FORM S-1
SEC FILE NO: 333-148189

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUPITER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	98-0577859
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jupiter Resources Inc.
408 Royal Street
Imperial, Saskatchewan, S0G 2J0
Canada
Telephone: 306-963-2788
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc
2470 Saint Rose Parkway, Suite 304
Henderson, Nevada 89074
Telephone: 702-818-5898
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,000,000	$0.01 per share	$20,000.00	$2.14

(1)	Based on the last sales price on June 28, 2007
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 17, 2008

PROSPECTUS
Jupiter Resources Inc.
2,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol “JPIT”.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: December 17, 2008

Table of Contents

		PAGE
Summary		5
Risk Factors		6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have not commenced business operations, we face a high risk of business failure	6
-	Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future	7
-	Because our director owns 60.9% of our outstanding common stock, he could make or control corporate decisions that may be disadvantageous to other minority shareholders	7
-	Because our director has other business obligations, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
-	A purchaser is purchasing a penny stock which limits their ability to sell the stock	7
Forward-Looking Statements		7
Use of Proceeds		7
Determination of Offering Price		7
Dilution		8
Selling Shareholders		8
Plan of Distribution		11
Description of Securities		12
Interests of Named Experts and Council		14
Description of Business		14
Description of Property		14
Legal Proceedings		14
Market for Common Equity and Related Shareholder Issues		15
Financial Statements		16
Management’s Discussion and Analysis		35
Changes in and Disagreements with Accountants		36
Available Information		36
Reports to Security Holders		37
Directors, Executive Officers, Promoters and Control Persons		37
Executive Compensation		38
Security Ownership of Certain Beneficial Owners and Management		39
Certain Relationships and Related Transactions		39
Disclosure of Commission Position of Indemnification for Securities Act Liablities		39

Summary

Prospective investors are urged to read this prospectus in its entirety.

On March 27, 2007, we entered into an agreement with Ms. Helen Louise Robinson of Vernon, British Columbia, whereby she agreed to sell to us one mineral claim located approximately 30 kilometers northwest of Vernon, British Columbia in an area having the potential to contain silver or copper mineralization or deposits.  In order to acquire a 100% interest in this claim, we paid $7,500 to Ms. Robinson. However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

We are reviewing other potential acquisitions in the resource and non-resource sectors.  While we are in the process of completing due diligence reviews of several opportunities, there is no guarantee that we will be able to reach any agreement to acquire such assets.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors. Currently, we are in the process of completing due diligence reviews of several business opportunities. We expect that these reviews could cost us a total of $20,000 in the next 12 months.

We were incorporated on June 15, 2006 under the laws of the state of Nevada.  Our principal offices are located at 408 Royal Street, Imperial, Saskatchewan, S0G 2J0. Our phone number is 306-963-2788.

The Offering:

Securities Being Offered	Up to 2,000,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices quoted on the OTC Bulletin Board, or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 2,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	7,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	August 31, 2008	May 31, 2008
	(unaudited)	(audited)

Cash	$857	$38
Total Assets	$857	$38
Liabilities	$22,169	$17,576
Total Stockholders’ Equity	$(21,312)	$(17,718)

Statement of Operations

From Incorporation on
June 15, 2006 to August 31, 2008
(unaudited)

Revenue	$0
Net Loss	$(46,312)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete any acquisition of a business interest and fund its future development.  As of August 31, 2008, we had cash on hand of only $857.  We currently do not have any operations and we have no income.  We will require additional funds to review, acquire and develop business assets.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on June 15, 2006 and, to date, we have been involved primarily in organizational activities and the acquisition of a mineral property. We were unsuccessful in this initial business plan and are now seeking to acquire an interest in alternative assets. We may not be able to identify and acquire any interest in suitable business assets.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will fail.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $46,312. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR DIRECTOR OWNS 71.43% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director owns approximately 71.43% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president intends to devote 20% of his business time to our affairs. It is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, our president may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. The 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 was completed on June 28, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Peter Oszcygiel 203-4160 Albert Street Burnaby, V5C 6K2	100,000	100,000	Nil	Nil
Aydin Kilie 3404 Garden Drive Vancouver, BC V5N 4Y5	50,000	50,000	Nil	Nil
Travis Chad Forman 100-5811 Cooney Road Richmond, BC V6X 3M1	50,000	50,000	Nil	Nil
Kamiel Schwartz 1005-30 Holly Street Toronto, ON M4S 3C2	100,000	100,000	Nil	Nil
Nathaniel Ganapathi 2737 W. 21st Avenue Vancouver, BC V6L 1K4	50,000	50,000	Nil	Nil
Camille Margesson 1-2556 West 4th Avenue Vancouver, BC V6K 1P6	50,000	50,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Sami Kruse 3780 West Broadway Vancouver, BC V6R 2C1	50,000	50,000	Nil	Nil
Jonathan Bell 904-1420 West 11th Av Vancouver, BC V6H 1L2	50,000	50,000	Nil	Nil
Julie Pecarski 508-1945 Barclay Street Vancouver, BC V6G 1L2	50,000	50,000	Nil	Nil
Irena Sakic 403-2088 Madison Avenue Burnaby, BC V5C 6T5	100,000	100,000	Nil	Nil
Tammy Gaskell 5-1483 Beach Avenue Vancouver, BC V6G 1Y3	50,000	50,000	Nil	Nil
Natasha Bell 4102-1408 Strathmore Mews Vancouver, BC V6Z 3A9	50,000	50,000	Nil	Nil
Sharlene Wark 4-3750 Edgemont Blvd. North Vancouver, BC V7R 2P7	50,000	50,000	Nil	Nil
Norman Wu 2833 Adanac Street Vancouver, BC V5K 2N2	50,000	50,000	Nil	Nil
Nicola Potter 202-2225 W. 8th Avenue Vancouver, BC V6K 2A6	50,000	50,000	Nil	Nil
Seva Roberts 2228 Yew Street, West Vancouver, BC V6K 3G9	100,000	100,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Christopher L. McCann 10482 Glenbrook Grove Surrey, BC V4N 1W9	100,000	100,000	Nil	Nil
Yuka Akaike 537 Yale Road Pt. Moody, BC V3H 3L4	50,000	50,000	Nil	Nil
Morgan Breuer 3225 W. 5th Avenie Vancouver, BC V6K 1V3	50,000	50,000	Nil	Nil
Brendhan Stowe 706 W. 19th Avenue Vancouver, BC V5Z 1X2	50,000	50,000	Nil	Nil
Linda Canderle 303-205 10th Avenue E. Vancouver, BC V5T 4V6	100,000	100,000	Nil	Nil
Ross Hwang 5590 Lane Street Burnaby, BC V5N 2N5	50,000	50,000	Nil	Nil
Alex Wong 883 E. 53rd Avenue Vancouver, BC V5X 1K7	50,000	50,000	Nil	Nil
Jillian Jensen 2322 Heather Street Vancouver, BC V5Z 4R6	100,000	100,000	Nil	Nil
Olivier Spilborghs 5763 198th Street, Unit 104 Langley, BC V3A 1G5	50,000	50,000	Nil	Nil
Daniel Ramzan Suite 311-5420 Jellicoe Street Vancouver, BC V5S4T1	50,000	50,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Taresh Sachithanandan 1015 E. 15th Avenue Vancouver, BC V5T 2S4	50,000	50,000	Nil	Nil
Amelia Butler 7376 Blenheim Street Vancouver, BC V6N 1S3	100,000	100,000	Nil	Nil
Mike Weibe 2605 West 10th Avenue Vancouver, BC V6K 2J8	100,000	100,000	Nil	Nil
Rownan Hicks 7429 Angus Drive Vancouver, BC V6P 5K1	100,000	100,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of December 17, 2008, there were 7,000,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer, CPA PC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

On March 27, 2007, we entered into an agreement with Ms. Helen Louise Robinson of Vernon, British Columbia, whereby she agreed to sell to us one mineral claim located approximately 30 kilometers northwest of Vernon, British Columbia in an area having the potential to contain silver or copper mineralization or deposits.  In order to acquire a 100% interest in this claim, we paid $7,500 to Ms. Robinson. However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

We are reviewing other potential acquisitions in the resource and non-resource sectors.  While we are in the process of completing due diligence reviews of several opportunities, there is no guarantee that we will be able to reach any agreement to acquire such assets.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors. Currently, we are in the process of completing due diligence reviews of several business opportunities. We expect that these reviews could cost us a total of $20,000 in the next 12 months.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

 We do not own or lease any property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “JPIT”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 35,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. The resale provisions of Rule 144 do not apply to securities issuers with no or nominal operations and no or nominal non-cash assets.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from June 15 (inception) to May 31, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

3.	Unaudited financial statements for the period ending August 31, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

JUPITER RESOURCES INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

May 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Jupiter Resources, Inc.

I have audited the accompanying balance sheets of Jupiter Resources, Inc. (the Company), an exploration stage company, as of May 31, 2008 and 2007 and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the year ended May 31, 2008, for the period June 15, 2006 (inception) to May 31, 2007, and for the period June 15, 2006 (inception) to May 31, 2008.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jupiter Resources, Inc. as of May 31, 2008 and 2007 and the results of its operations and its cash flows for the year ended May 31, 2008, for the period June 15, 2006 (inception) to May 31, 2007, and for the period June 15, 2006 (inception) to May 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
August 26, 2008

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Balance Sheets

	May31,	May 31,
	2008	2007

ASSETS
Current Assets
Cash	$38	$5,721
Total Current Assets	38	5,721
Other assets	-	-
Total Assets	$38	$5,721

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities
Accounts payable and accrued liabilities	$12,456	$6,000
Due to related party (non-interest bearing, due on demand)	5,300	-
Total current liabilities	17,756	6,000
Stockholders' Equity
Common stock, $0.001 par value;
authorized 75,000,000 shares,
issued and outstanding 7,000,000 and 5,900,000 shares, respectively	7,000	5,900
Additional paid-in capital	18,000	8,100
Deficit accumulated during the exploration stage	(42,718)	(14,279)
Total stockholders' equity (deficiency)	(17,718)	(279)
Total Liabilities and Stockholders' Equity (Deficiency)	$38	$5,721

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Operations

	Year Ended May 31, 2008	Period June 15 2006(Inception) to May 31,2007	Cumulative from June 15, 2006 (Inception) to May 31, 2008

Revenue	$-	$-	$-
Total Revenue	-	-	-

Cost and expenses
General and administrative	28,439	6,779	35,218
Impairment of mineral interest acquisition costs	-	7,500	7,500
Total Costs and Expenses	28,439	14,279	42,718
Net Loss	$(28,439)	$(14,279)	$(42,718)

Net Loss per share
Basic and diluted	$(0.00)	$(0.01)

Number of common shares used to compute net loss per share
Basic and Diluted	6,941,940	1,339,316

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity
For the period June 15, 2006 (Inception) to May 31, 2008

		Common Stock, $0.001 Par Value		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders' Equity
		Shares	Amount
Sales of Common stock;
-	March 9, 2007 at $0.001	5,000,000	$5,000	$-	$-	$5,000
-	March 30, 2007 at $0.01	650,000	650	5,850	-	6,500
-	April 20, 2007 at $0.01	200,000	200	1,800	-	2,000
-	May 17, 2007 at $0.01	50,000	50	450	-	500
	Net loss for the period June 15, 2006 (inception) to May 31, 2007	-	-	-	(14,279)	(14,279)
Balance, May 31, 2007		5,900,000	5,900	8,100	(14,279)	(279)
Sales of Common stock;
-	June 15, 2007 at $0.01	650,000	650	5,850	-	6,500
-	June 28, 2007 at $0.01	450,000	450	4,050	-	4,500
	Net loss for year ended May 31, 2008	-	-	-	(28,439)	(28,439)
Balance, May 31, 2008		7,000,000	$7,000	$18,000	$(42,718)	$(17,718)

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Cash Flows

	Year Ended May 31,2008	Period June 15 2006(Inception) to May 31,2007	Period June 15, 2006 (Inception) to May 31, 2008
Cash Flow from operating activities
Net loss	$(28,439)	$(14,279)	$(42,718)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Impairment of mineral interest acquisition costs	-	7,500	7,500
Changes in operating assets and liabilities:			-
Accounts payable and accrued liabilities	6,456	6,000	12,456
Net cash provided by (used for) operating activities	(21,983)	(779)	(22,762)

Cash Flows from Investing Activities
Acquisition of mineral interest	-	(7,500)	(7,500)
Net Cash provided by (used for) investing activities	-	(7,500)	(7,500)

Cash Flows from Financing activities
Proceeds from sales of common stock	11,000	14,000	25,000
Loans from related party	5,300		5,300
Net cash provided by (used for) financing activities	16,300	14,000	30,300

Increase (decrease) in cash	(5,683)	5,721	38
Cash, beginning of period	5,721	-	-

Cash, end of period	$38	$5,721	$38

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

1.           ORGANIZATION AND BUSINESS OPERATIONS

Jupiter Resources Inc. (the “Company”) was incorporated in the State of Nevada on June 15, 2006, and that is the inception date. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (SFAS) No. 7 "Accounting and Reporting for Development Stage Enterprises". The Company acquired a mineral claim located in British Columbia, Canada in March 2007. On May 14, 2008, the claim was forfeited due to nonpayment of renewal fees. The company is presently considering whether to stake another mineral claim or to search for other business operations, but has not reached a decision yet.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at May 31, 2008, the Company has accumulated losses of $42,718 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)           Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars.

b)           Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)           Basic and Diluted Net Income (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)           Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. Through May 31, 2008, except for the net losses, the Company has had no items that represent comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

e)           Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

f)           Mineral Property Costs

The Company has been in the exploration stage since its formation on June 15, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and reviewed periodically for impairment. Exploration costs are expensed until the establishment of proven and probable reserves. If and when it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)           Fair Value of Financial Instruments

The fair values of financial instruments, which include cash, accounts payable and accrued liabilities, and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)           Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

At May 31, 2008 and May 31, 2007, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)           Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)           Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

3.    MINERAL INTEREST

On March 27, 2007, the Company acquired a 100% interest in one mineral claim located in British Columbia for total consideration of $7,500.

The mineral interest was held in trust for the Company by the vendor of the property. Upon request from the Company, the title was to be recorded in the name of the Company with the appropriate mining recorder.

After a review of all relevant data relating to the mineral interest at May 31, 2007, the Company decided to record an impairment charge of $7,500 and reduced the carrying amount of the mineral interest acquisition costs to $0.

On May 14, 2008, the claim was forfeited due to nonpayment of renewal fees.

4.    COMMON STOCK

The Company is authorized to issue 75,000,000 shares with a par value of $0.001 per share and no other class of shares is authorized.

On March 9, 2007, the Company sold 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000.

On March 30, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On April 20, 2007, the Company sold 200,000 shares of common stock at a price of $0.01 per share for cash proceeds of $2,000.

On May 17, 2007, the Company sold 50,000 shares of common stock at a price of $0.01 per share for cash proceeds of $500.

On June 15, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On June 28, 2007, the Company sold 450,000 shares of common stock at a price of $0.01 per share for cash proceeds of $4,500.

The Company has no stock option plan, warrants or other dilutive securities.

5.    INCOME TAXES

The provision for income taxes (benefit) differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

	Year Ended May 31,2008	Period June 15, 2006 (Inception) to May 31,2008

Expected tax at 35%	$(9,954)	$(4,998)
Increase in valuation allowance	9,954	4,998

Income tax provision	$-	$-

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

5.    INCOME TAXES (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

	May 31	May 31,
	2008	2007
Net operating loss carryforword	$14,952	$4,998
Valuation allowance	(14,952)	(4,998)

Net deferred tax assets	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $14,952 at May 31, 2008 attributable to the future utilization of the net operating loss carryforward of $42,718 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $14,279 in 2027 and $28,439 in 2028.

Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change on ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

Jupiter Resources Inc.

(An Exploration Stage Company)

Unaudited Financial Statements

August 31, 2008

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Balance Sheets

	August 31,	May 31,
	2008	2008
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$857	$38
Total Current Assets	857	38
Other assets	-	-
Total Assets	$857	$38

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities
Accounts payable and accrued liabilities	$13,869	$12,456
Due to related party (non-interest bearing, due on demand)	8,300	5,300
Total current liabilities	22,169	17,756
Stockholders' Equity (Deficiency)
Common stock, $0.001 par value;
authorized 75,000,000 shares,
issued and outstanding 7,000,000 and 7,000,000 shares, respectively	7,000	7,000
Additional paid-in capital	18,000	18,000
Deficit accumulated during the exploration stage	(46,312)	(42,718)
Total stockholders' equity (Deficiency)	(21,312)	(17,718)
Total Liabilities and Stockholders' Equity (Deficiency)	$857	$38

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	Three Months Ended August 31, 2008	Three Months Ended August 31, 2007	Cumulative from June 15, 2006 (Inception) to August 31, 2008

Revenue	$-	$-	$-
Total Revenue	-	-	-

Cost and expenses
General and administrative	3,594	821	38,812
Impairment of mineral interest acquisition costs	-	-	7,500
Total Costs and Expenses	3,594	821	46,312
Net Loss	$(3,594)	$(821)	$(46,312)

Net Loss per share
Basic and diluted	$(0.00)	$(0.00)

Number of common shares used to compute net loss per share
Basic and Diluted	7,000,000	6,769,021

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period June 15, 2006 (Inception) to August 31, 2008

		Common Stock, $0.001 Par Value		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders' Equity (Deficiency)
		Shares	Amount
Sales of Common stock;
-	March 9, 2007 at $0.001	5,000,000	$5,000	$-	$-	$5,000
-	March 30, 2007 at $0.01	650,000	650	5,850	-	6,500
-	April 20, 2007 at $0.01	200,000	200	1,800	-	2,000
-	May 17, 2007 at $0.01	50,000	50	450	-	500
	Net loss for the period June 15, 2006 (inception) to May 31, 2007	-	-	-	(14,279)	(14,279)
Balance, May 31, 2007		5,900,000	5,900	8,100	(14,279)	(279)
Sales of Common stock;
-	June 15, 2007 at $0.01	650,000	650	5,850	-	6,500
-	June 28, 2007 at $0.01	450,000	450	4,050	-	4,500
	Net loss for year ended May 31, 2008	-	-	-	(28,439)	(28,439)
Balance, May 31, 2008		7,000,000	$7,000	$18,000	$(42,718)	$(17,718)
	Unaudited
	Net loss for the three months ended August 31,2008	-	-	-	(3,594)	(3,594)
Balance, August 31,2008		7,000,000	$7,000	$18,000	$(46,312)	$(21,312)

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

	Three Months Ended August 31,2008	Three Months Ended August 31, 2007	Period June 15, 2006 (Inception) to August 31, 2008
Cash Flow from operating activities
Net loss	$(3,594)	$(821)	$(46,312)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Impairment of mineral interest acquisition costs	-	-	7,500
Changes in operating assets and liabilities:			-
Accounts payable and accrued liabilities	1,413	(5,205)	13,869
Net cash provided by (used for) operating activities	(2,181)	(6,026)	(24,944)

Cash Flows from Investing Activities
Acquisition of mineral interest	-	-	(7,500)
Net Cash provided by (used for) investing activities	-	-	(7,500)

Cash Flows from Financing activities
Proceeds from sales of common stock	-	11,000	25,000
Loans from related party	3,000	-	8,300
Net cash provided by (used for) financing activities	3,000	11,000	33,300

Increase (decrease) in cash	819	4,974	857
Cash, beginning of period	38	5,721	-

Cash, end of period	$857	$10,695	$857

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

1.           ORGANIZATION AND BUSINESS OPERATIONS

Jupiter Resources Inc. (the “Company”) was incorporated in the State of Nevada on June 15, 2006, and that is the inception date. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (SFAS) No. 7 "Accounting and Reporting for Development Stage Enterprises". The Company acquired a mineral claim located in British Columbia, Canada in March 2007. On May 14, 2008, the claim was forfeited due to nonpayment of renewal fees. The company is presently considering whether to stake another mineral claim or to search for other business operations, but has not reached a decision yet.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at May 31, 2008, the Company has accumulated losses of $42,718 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)           Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars.

b)           Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)           Basic and Diluted Net Income (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)           Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. Through May 31, 2008, except for the net losses, the Company has had no items that represent comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

e)           Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

f)           Mineral Property Costs

The Company has been in the exploration stage since its formation on June 15, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and reviewed periodically for impairment. Exploration costs are expensed until the establishment of proven and probable reserves. If and when it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)           Fair Value of Financial Instruments

The fair values of financial instruments, which include cash, accounts payable and accrued liabilities, and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)           Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

At May 31, 2008 and May 31, 2007, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)           Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)           Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

3.    MINERAL INTEREST

On March 27, 2007, the Company acquired a 100% interest in one mineral claim located in British Columbia for total consideration of $7,500.

The mineral interest was held in trust for the Company by the vendor of the property. Upon request from the Company, the title was to be recorded in the name of the Company with the appropriate mining recorder.

After a review of all relevant data relating to the mineral interest at May 31, 2007, the Company decided to record an impairment charge of $7,500 and reduced the carrying amount of the mineral interest acquisition costs to $0.

On May 14, 2008, the claim was forfeited due to nonpayment of renewal fees.

4.    COMMON STOCK

The Company is authorized to issue 75,000,000 shares with a par value of $0.001 per share and no other class of shares is authorized.

On March 9, 2007, the Company sold 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000.

On March 30, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On April 20, 2007, the Company sold 200,000 shares of common stock at a price of $0.01 per share for cash proceeds of $2,000.

On May 17, 2007, the Company sold 50,000 shares of common stock at a price of $0.01 per share for cash proceeds of $500.

On June 15, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On June 28, 2007, the Company sold 450,000 shares of common stock at a price of $0.01 per share for cash proceeds of $4,500.

The Company has no stock option plan, warrants or other dilutive securities.

5.    INCOME TAXES

The provision for income taxes (benefit) differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

	Year Ended May 31,2008	Period June 15, 2006 (Inception) to May 31,2008

Expected tax at 35%	$(9,954)	$(4,998)
Increase in valuation allowance	9,954	4,998

Income tax provision	$-	$-

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2008

5.    INCOME TAXES (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

	May 31	May 31,
	2008	2007

Net operating loss carryforword	$14,952	$4,998
Valuation allowance	(14,952)	(4,998)

Net deferred tax assets	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $14,952 at May 31, 2008 attributable to the future utilization of the net operating loss carryforward of $42,718 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $14,279 in 2027 and $28,439 in 2028.

Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change on ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

Management’s Discussion and Analysis

Plan of Operation

Our plan of operation for the twelve months following the date of this filing is to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $20,000 in the next 12 months.

In the next 12 months, we also anticipate spending the following over the next 12 months on administrative fees:

*         $2,000 on legal fees
*         $8,500 on accounting and audit fees
*         $500 on EDGAR filing fees
*         $1,000 on general administration costs

Total expenditures over the next 12 months are therefore expected to be approximately $32,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our director, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations for the Fiscal Year Ended May 31, 2008

We did not earn any revenues during the fiscal year ended May 31, 2008. We do not expect to earn any revenue from operations until we have either commenced mining operations on a resource property, or operations on a non-resource property, both of which expectations are doubtful.

We incurred operating expenses in the amount of $28,439 in the fiscal year ended May 31, 2008 as compared to expenses of $14,279 in fiscal 2007.  These operating expenses were comprised of general and administrative expenses of $28,439. At May 31, 2008, our assets consisted of $38 in cash.  At the same date, our liabilities consisted of accounting payable and accrued liabilities amounting to $12,456 and a loan due to a related party amounting to $5,300.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Three-Month Period Ended August 31, 2008

We did not earn any revenues during the three-month period ended August 31, 2008.

We incurred operating expenses in the amount of $3,594 for the three-month period ended August 31, 2008. These operating expenses were comprised entirely of general and administrative expenses.

Results of Operations for the Three-Month Period Ended August 31, 2007

We did not earn any revenues during the three-month period ended August 31, 2007.

We incurred operating expenses in the amount of $$821 for the three-month period ended August 31, 2007. These operating expenses were comprised entirely of general and administrative expenses.

Results of Operations from June 15, 2006 (inception) to August 31, 2008

No revenues were earned during this period.

We incurred operating expenses in the amount of $46,312 during this period. These operating expenses were comprised of general and administrative expenses of $38,812, and expenses related to the mineral property of $7,500.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

Since the effectiveness of our registration statement on January 11, 2008, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Forms 10-QSB and 10-Q, and current reports on Form 8-K.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

Darcy George Roney	52

Executive Officers:

Name of Officer	Age	Office

Darcy George Roney	52	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Darcy George Roney has acted as our president, chief executive officer, secretary and treasurer since his appointment on September 11, 2008. Mr. Roney has been employed as a metal fabricator by Rightway Manufacturing Co Ltd., a company involved in the manufacture of farm implements, in Imperial Saskatchewan since 1993.

Mr. Roney currently devotes about 20% of his business time per week to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 15, 2006 to August 31, 2008 and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Koah Kruse President, CEO, Secretary, Treasurer and a director	2008 2007	None None	None None	None None	None None	None None	None None	None None	None None
Darcy George Roney President, CEO, Secretary and a Director	2008	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Darcy George Roney. We do not pay him any amount for acting as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at December 17, 2008. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Darcy George Roney	5,000,000	71.43%
Stock	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	Box 215, Imperial, Saskatchewan,
	Canada, S0G 2J0

Common	All Officers and Directors	5,000,000	71.43%
Stock	as a group that consists of	shares
	one person

The percent of class is based on 7,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Darcy George Roney;

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.14
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$1,000.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$500.00

Total	$7,502.14

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on March 9, 2007 to Koah Kruse, our previous President, Chief Executive Officer, Secretary and Treasurer. The total amount received from this offering was $5,000.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of 30 purchasers on June 28, 2007.  The total amount received from this offering was $25,000.00.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

Name of Shareholder	Number of Shares
Peter Oszcygiel	100,000
Aydin Killie	50,000
Travis Chad Forman	50,000
Kamiel Schwartz	100,000
Nathaniel Ganapathi	50,000
Camille Margesson	50,000
Sami Kruse	50,000
Jonathan Bell	50,000
Julie Pecarski	50,000
Irena Sakic	100,000
Tammy Gaskell	50,000
Natasha Bell	50,000
Sharlene Wark	50,000
Norman Wu	50,000
Nicola Potter	50,000
Seva Roberts	100,000
Christopher L. McCann	100,000
Yuka Akaike	50,000
Morgan Breuer	50,000
Brendhan Stowe	50,000
Linda Canderle	100,000
Ross Hwang	50,000
Alex Wong	50,000
Jillian Jensen	100,000
Oliver Spilborghs	50,000
Daniel Ramzan	50,000
Taresh Sachithanandan	50,000
Amelia Butler	100,000
Mike Weibe	100,000
Rownan Hicks	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal opinion
23.1	Consent of Michael T. Studer, CPA, P.C.

* previously filed as exhibits to our registration statement on Form SB-2

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Imperial, Province of Saskatchewan, on December 17, 2008.

Jupiter Resources Inc.

By:/s/ Darcy George Roney
Darcy George Roney
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Darcy George Roney	President, Chief Executive	December 17, 2008
Officer, Secretary, Treasurer,
Darcy George Roney	principal accounting officer,
principal financial officer
and Director